Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this registration statement of Norwood Financial Corp. on Form S-4 of our report dated March 27, 2009, on our audit of the consolidated financial statements of North Penn Bancorp, Inc. and subsidiary as of December 31, 2008, and for the year then ended.  We also consent to the references to our firm under the caption “Experts” in such registration statement.

/s/ McGrail Merkel Quinn & Associates, P.C.

Scranton, Pennsylvania
February 10, 2011